SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 14, 2003


                            Daleen Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      0-27491                 65-0944514
  ----------------------------        --------------         -------------------
  (State or other jurisdiction        (Commission            (IRS Employer
  of incorporation)                   File Number)           Identification No.)


           902 Clint Moore Road, Suite 230, Boca Raton, Florida          33487
     ---------------------------------------------------------        ----------
              (Address of principal executive offices)                (Zip code)


       Registrant's telephone number, including area code: (561) 999-8000

Item 5.       Other Events.

     Daleen Technologies, Inc. (the "Company") reports that on May 14, 2003, the Company's largest outsourcing service customer, Allegiance Telecom, Inc. and its affiliates ("Allegiance"), announced that it had filed for relief under Chapter 11 of the U.S. Bankruptcy Code. We believe that the Company provides services that are critical to the operations of Allegiance and that the Company is a "critical vendor" to Allegiance. The Company is in discussions with Allegiance to confirm its "critical vendor" status and to make arrangements for the Company to continue to provide services and receive payments for services. The Company's last due invoice was paid on schedule and we anticipate discussing payments that will be coming due this month. While the Company anticipates that it will continue to do business with Allegiance while it restructures its operations, there can be no assurance that this business relationship will continue during the course of the Chapter 11 proceedings. If Allegiance ceases to do business with the Company and the Company fails to obtain additional financing or fails to engage in one or more strategic alternatives, it may have a material adverse effect on the Company's ability to continue to operate as a going concern.


Item 7.       Financial Statements and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c) Exhibits

             None

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             DALEEN TECHNOLOGIES, INC.


                                             By:   /s/ Jeanne T. Prayther
                                                   -----------------------------
                                                   Jeanne T. Prayther
                                                   Chief Financial Officer

Dated:  May 21, 2003